UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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TECH PRECISION CORPORATION

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TECHPRECISION CORPORATION

August 22, 2011

Dear Stockholder:

It is my pleasure to invite you to attend our Annual Meeting of Stockholders.  The meeting will be held on September 15, 2011 at 10 a.m. Eastern Time at TechPrecision’s corporate office located at 3477 Corporate Parkway, Suite 140, Center Valley, Pennsylvania, 18034.  The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting.

If you plan to attend the meeting and you hold your shares in registered form, and not through a bank, brokerage firm or other nominee, please mark the appropriate box on your proxy card.  If you plan to attend and your shares are held by a bank, brokerage firm or other nominee, please send written notification to 3477 Corporate Parkway, Suite 140, Center Valley, Pennsylvania 18034, Attention: Richard Fitzgerald, and enclose evidence of your ownership (such as a letter from the bank, brokerage firm or other nominee confirming your ownership, or a bank or brokerage firm account statement).  The names of all those indicating they plan to attend will be placed on an admission list held at the registration desk at the entrance to the meeting.

It is important that your shares be represented at the meeting, regardless of the number you may hold.  Whether or not you plan to attend, if you hold your shares in registered form, please sign, date and return your proxy card as soon as possible.  If, on the other hand, you hold your shares through a bank, brokerage firm or other nominee, please sign, date and return to your bank, brokerage firm or other nominee the enclosed voting instruction form, or if you prefer, you can vote by telephone or through the Internet in accordance with instructions set forth in the enclosed voting instruction form.

I look forward to seeing you on September 15th.

Sincerely,

James S. Molinaro
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

September 15, 2011
10:00 a.m. Eastern Time
TechPrecision Corporation, Corporate Office
3477 Corporate Parkway, Suite 140
Center Valley, Pennsylvania 18034

August 22, 2011

Dear Stockholder:

You are invited to the Annual Meeting of Stockholders of TechPrecision Corporation (the “Company”).  We will hold the meeting at the time and place noted above.  At the meeting, we will ask you to:

1.	Elect six directors: Philip A. Dur, Michael R. Holly, James S. Molinaro, Louis A. Winoski, Andrew A. Levy and Leonard M. Anthony;

2.	Approve an amendment to increase the number of shares available for issuance under our 2006 Long-Term Incentive Plan;

3.
Approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our outstanding common stock at an exchange ratio no greater than 1-for-2, such ratio to be determined by the Board of Directors, at any time prior to the one year anniversary of our 2011 annual meeting of stockholders, the implementation and timing of which shall be subject to the discretion of our Board of Directors;

4.	Consider and ratify the selection of KPMG, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2012; and

5.	Transact any other business properly brought before the meeting.

Your vote is important.  To be sure your vote counts and assure a quorum, please vote, sign, date and return the enclosed proxy card or voting instruction form whether or not you plan to attend the meeting; or if you prefer and if you hold your shares through a bank, brokerage firm or other nominee, please follow the instructions on the enclosed voting instruction form for voting by Internet or by telephone whether or not you plan to attend the meeting in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 15, 2011.

The proxy statement and the annual report to stockholders are available at
http://www.techprecision.com/reports_and_proxy.html

By order of the Board of Directors,

Richard F. Fitzgerald,
Chief Financial Officer

IMPORTANT

You will not be admitted to the Annual Meeting without proper identification (such as a driver’s license or passport) and either proof of your ownership of TechPrecision’s common stock or proof that you hold a valid proxy from a stockholder who held TechPrecision’s common stock as of the record date of the Annual Meeting.

Registration will begin at 9:15 a.m. Eastern Time.  Please allow ample time for check-in.  Please bring proper identification and evidence of either your stock ownership or the grant of any valid proxy you hold with you in order to be admitted to the Annual Meeting.  If your shares (or the shares of the stockholder who granted you the proxy) are held in the name of a bank, broker, or other nominee holder and you plan to attend the Annual Meeting in person, please bring a copy of your broker statement, the proxy card mailed to you by your bank or broker or other proof of ownership of TechPrecision’s common stock (or the equivalent proof of ownership as of the close of business on the record date of the stockholder who granted you the proxy).  For information on requirements relating to voting your shares in person at the Annual Meeting, see “Item I — Information About Voting” on page 1 of the accompanying Proxy Statement.

Cameras, cell phones, recording equipment, and other electronic devices will not be permitted at the meeting.

i

I.  INFORMATION ABOUT VOTING

Solicitation of Proxies

Our Board of Directors is soliciting proxies for use at the Annual Meeting of Stockholders of TechPrecision Corporation (the “Company”) to be held on September 15, 2011 (the “Annual Meeting”) and any adjournments of that meeting.  We first mailed this proxy statement, the accompanying form of proxy and our Annual Report to Stockholders for our fiscal year ending March 31, 2011 (“fiscal 2011”) on or about August 22, 2011.

Agenda Items

The agenda for the Annual Meeting is to:

1.	Elect six directors: Philip A. Dur, Michael R. Holly, James S. Molinaro, Louis A. Winoski, Andrew A. Levy and Leonard M. Anthony;

2.	Approve an amendment to increase the number of shares available for issuance under our 2006 Long-Term Incentive Plan (the “2006 Plan”);

3.
Approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our outstanding common stock at an exchange ratio in the range of 1-for-1 to 1-for-2, such ratio to be determined by the Board of Directors, at any time prior to the one year anniversary of the Annual Meeting, the implementation and timing of which shall be subject to the discretion of our Board of Directors;

4.	Consider and ratify the selection of KPMG, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2012; and

5.	Conduct other business properly brought before the meeting.

Who Can Vote

You can vote at the Annual Meeting if you are a holder of our common stock, $0.0001 par value per share (“Common Stock”), on the record date.  The record date is the close of business on July 26, 2011.  You will have one vote for each share of Common Stock.  As of July 26, 2011, there were 16,604,408 shares of Common Stock outstanding and entitled to vote.

How to Vote

For Shares Held Directly in the Name of the Stockholder

If you hold your shares in registered form and not through a bank, brokerage firm or other nominee, you may vote your shares in one of two ways:

•	In Person. If you choose to vote in person, you can come to the Annual Meeting and cast your vote in person; or

•
Voting By Mail.  If you choose to vote by mail, complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided.  If you sign your proxy card and return it without marking any voting instructions, your shares will be voted in favor of each of the proposals presented at the Annual Meeting.

For Shares Held Through a Bank, Brokerage Firm or Other Nominee

If you hold your shares through a bank, brokerage firm or other nominee, you may vote your shares in any one of three ways:

•
In Person.  If you choose to vote in person at the Annual Meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee authorizing you to vote at the Annual Meeting.  You can then come to the Annual Meeting and cast your vote in person;

•
Voting By Mail.  If you choose to vote by mail, complete and return to your bank, brokerage firm or other nominee the voting instruction form provided to you by your bank, brokerage firm or other nominee; or

•
Voting By Telephone or Internet.  If you choose to vote by telephone or Internet, vote in accordance with instructions set forth on the voting instruction form provided to you by your bank, brokerage firm or other nominee.

Use of Proxies

Unless you tell us on the proxy card to vote differently, we plan to vote shares represented by signed and returned proxies FOR all of the nominees for director; FOR the adoption of an amendment increasing the number of shares available for issuance under our 2006 Plan; FOR the approval of an amendment to our Certificate of Incorporation to effect a reverse stock split of our outstanding common stock at an exchange ratio no greater than 1-for-2, such ratio to be determined by the Board of Directors, at any time prior to the one year anniversary of the Annual Meeting, the implementation and timing of which shall be subject to the discretion of the Board of Directors; and FOR the ratification of KPMG, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2012.  We do not now know of any other matters to come before the Annual Meeting.  If they do, proxy holders will vote shares represented by proxies according to their best judgment.

Broker Non-Votes

A broker non-vote occurs when banks, brokerage firms or other nominees holding shares on behalf of a stockholder do not receive voting instructions from the stockholder by a specified date before the Annual Meeting and do not have discretionary authority to vote those undirected shares on specified matters under applicable rules.  Banks or brokerage firms have this discretionary authority with respect to the ratification of the independent registered public accountants (proposal no. 4), but do not have such discretionary authority with respect to the election of directors (proposal no. 1), the adoption of an amendment to our 2006 Plan (proposal no. 2) or the approval of the reverse stock split (proposal no. 3).  If you are the beneficial owner of shares of our Common Stock that are held of record by a bank, brokerage firm or other nominee and do not provide such holder with voting instructions on matters with respect to which it does not have discretionary authority, there will be a broker non-vote with respect to your shares on each such matter.

Revoking a Proxy or Changing Your Vote

For Shares Held Directly in the Name of the Stockholder

If you hold your shares in registered form and not through a bank, brokerage firm or other nominee, you may revoke your proxy at any time before it is exercised.  You can revoke a proxy by:

•	Submitting a later-dated proxy by mail;

•	Sending a written notice to the Secretary of TechPrecision. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the Annual Meeting to:

TechPrecision Corporation
3477 Corporate Parkway, Suite 140
Center Valley, PA 18034
Attention:  Richard F. Fitzgerald

or

•
Attending the Annual Meeting and voting in person.  Your attendance at the Annual Meeting will not in and of itself revoke your proxy.  You also must vote your shares at the Annual Meeting in order to effectively revoke your previously delivered proxy.

For Shares Held Through a Bank, Brokerage Firm or Other Nominee

If you hold your shares through a bank, brokerage firm or other nominee, you may change your vote at any time by:

•	Submitting a later-dated voting instruction form by mail to your bank, brokerage firm or other nominee;

•	Submitting a later-dated telephone or Internet vote in accordance with instructions set forth on the voting instruction form provided to you by your bank, brokerage firm or other nominee; or

•
Attending the Annual Meeting and voting in person.  Your attendance at the Annual Meeting will not in and of itself revoke your voting instructions to your bank, brokerage firm or other nominee.  You also must vote your shares at the Annual Meeting in order to effectively revoke your previously delivered voting instructions.  In order, however, to vote your shares at the Annual Meeting, you must obtain a legal proxy, executed in your favor, from your bank, brokerage firm or other nominee to be able to vote at the Annual Meeting.

Quorum Requirement

We need a quorum of stockholders to hold a valid Annual Meeting.  A quorum will be present if the holders of at least a majority of the outstanding Common Stock entitled to vote at the Annual Meeting either attend the Annual Meeting in person or are represented by proxy.  Votes withheld and broker non-votes (so long as they do not apply to all proposals to be considered) will be considered to be represented for purposes of determining a quorum.

Vote Required for Action

A plurality of the votes cast is required for the election of the directors to serve until the next annual meeting of stockholders, or until their successors are duly elected and qualified.  This means that the director nominee with the most votes for a particular slot is elected for that slot.  Only votes “for” or “withheld” affect the outcome.

Approval of the amendment to the 2006 Plan to increase the number of shares available for issuance thereunder will require the affirmative vote of a majority of the votes cast on this proposal, either in person or by proxy, assuming a quorum is present.  Abstentions and broker non-votes will not be counted as votes for or against this proposal and will have no effect on the outcome of the vote.

Approval of the amendment to our Certificate of Incorporation to effect a reverse stock split will require the affirmative vote of a majority of our outstanding common stock.  Abstentions and broker non-votes will have the effect of a vote against this proposal.

Approval of the ratification of the appointment of KPMG, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2012 will require the affirmative vote of a majority of the votes cast at the annual meeting, either in person or by proxy, assuming a quorum is present.  Abstentions and broker non-votes will not be counted as votes for or against this proposal and will have no effect on the outcome of the vote.

II.  PROPOSAL ONE – ELECTION OF DIRECTORS

Our Board of Directors currently consists of six directors, each of whose terms will expire at this Annual Meeting.

The six nominees for director this year are Philip A. Dur, Michael R. Holly, James S. Molinaro, Louis A. Winoski, Andrew A. Levy and Leonard M. Anthony.

Unless otherwise instructed, proxy holders will vote the proxies received by them for our six nominees.  Information about the nominees, all of whom currently serve on our Board of Directors, is provided below.

All of our incumbent nominees were previously elected by our stockholders at our 2011 Annual Meeting of Stockholders.

In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, your proxy will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy.  In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for such additional persons.  We do not expect that any nominee will be unable or will decline to serve as a director.  The term of office of each person elected as a director will continue until the next annual meeting of stockholders and such time as his or her successor is duly elected and qualified, or until his or her earlier resignation, removal or death.

The Board of Directors recommends a vote “FOR” the election of Philip A. Dur, Michael R. Holly, James S. Molinaro, Louis A. Winoski, Andrew A. Levy and Leonard M. Anthony to the Board of Directors.

III.  BOARD OF DIRECTORS AND OFFICERS AND NOMINEES

James S. Molinaro, 49, became our Chief Executive Officer on July 21, 2010.  From March 2009 through July 2010, Mr. Molinaro’s primary business focus was co-founding Solvinti, LLC, a global distributor of monocrystalline and multicrystalline solar panels and cells in the United States and Europe.  Mr. Molinaro served as the President and Chief Executive Officer of Akrion Systems, a manufacturer of products with applications in the semiconductor and solar cell industries from May 2003 to March 2009.  Between October 1999 and April 2003, Mr. Molinaro was the Vice President of Sales, Service and Marketing at Akrion Systems.  Mr. Molinaro holds a Bachelors of Science in Mechanical Engineering with a concentration in Robotics from The Pennsylvania State University, and participated in the Executive Development Course at the Wharton School at the University of Pennsylvania.  Mr. Molinaro was chosen to serve on the Board because of his extensive leadership experience in many of the industries, including the solar cell industry, in which the Company’s largest customer operates.  In addition, the Board believes that it is helpful to have the Company’s Chief Executive Officer serve on the Board so that the non-management directors have direct contact with the management of the Company.

Philip A. Dur, 67, has been a member of our Board since October 2009.  Mr. Dur currently serves on the board of directors at Kennametal, Inc.  From October 2001 until his retirement in December 2005, Mr. Dur served as Corporate Vice President, Northrop Grumman Corporation and President, Northrop Grumman Ship Systems Sector.  Earlier in his private sector career, Mr. Dur held executive leadership positions at Northrop Grumman Electronic Systems, Tenneco Inc. and Tenneco Automotive.  Prior to his private sector experience, Mr. Dur served in the United States Navy, attaining the rank of Rear Admiral.  Among his assignments were Commander of the SARATOGA Battle Group and Director of the Naval Strategy Division.  Mr. Dur holds a Ph.D. in Political Economy and Government and a Masters in Public Administration from Harvard University, as well as masters and undergraduate degrees from the University of Notre Dame.  Mr. Dur’s significant management experience from his years of service in the military and private sectors, including his service on other boards of directors, enables him to contribute both to the Company’s strategic and industry-related decision-making, as well as to discussions of our management and corporate governance.

Michael R. Holly, 65, has been a director since March 2006.  Since 2004, Mr. Holly has been a private investor and consultant.  From 1996 until 2004, Mr. Holly was managing director of Safeguard International Fund, L.P., a private equity fund of which Mr. Holly is a founding partner.  Mr. Holly has a Bachelor of Science degree in economics from Mount St. Mary’s University.  Mr. Holly brings to the Board an extensive background in private investment and financial expertise, and provides advice and leadership with respect to the Company’s financial health and the execution of our growth strategies.  As a CPA, Mr. Holly chairs our Audit Committee and serves as a financial expert on the Audit Committee.

Louis A. Winoski, 53, has been a director of the Company since March 2006, and served as our Interim Chief Executive Officer between March 2009 and July 2010; Mr. Winoski’s service as our former Interim Chief Executive Officer is discussed in more detail under the heading “Executive Compensation” below.  Mr. Winoski began his career as a U.S. Army Officer, entering the aerospace industry in 1986.  Since then, he has held a succession of senior executive management and consulting positions with a number of growth-oriented mid-size hardware and service providers.  From May 2006 until March 2009, Mr. Winoski served as the Chief Operating Officer of GCT Garner Inc., the US subsidiary of a Germany-based, aerospace design engineering firm which lists Boeing and Airbus among its major customers.  He concurrently served as Executive Program Manager for PFW Aerospace AG on the 787 Dreamliner Program.  Since March 2002, Mr. Winoski has been managing partner of Homeric Partners, LLC, a management consulting business.  Mr. Winoski has a Bachelor of Science degree in industrial and systems management engineering from The Pennsylvania State University.  Mr. Winoski brings to the Board substantial experience in the aerospace industry, one of the important industries which the Company services, as well as significant management experience from his years of service as a senior executive in several organizations.

Andrew A. Levy, 64, has been a director since March 2009.  Since 1978, Mr. Levy has served as CEO of Redstone Capital, a small investment banking firm.  Mr. Levy received his Bachelor in Engineering from Yale University, and received his Juris Doctor from Harvard Law School.  Mr. Levy is also the manager of WM Realty.  Mr. Levy combines an engineering background that enables him to understand the operational aspects of the Company’s business with an investment banking background, which qualifies him to engage in assessments of the Company’s financial health and the execution of the our growth strategies.

Leonard M. Anthony, 57, has been a director since September 2010.  Mr. Anthony’s primary professional activity, since September 2008, has been serving on the Board of Directors for McJunkin Red Man Corporation where he chairs the audit committee.  Previously, Mr. Anthony served as the president and chief executive officer of WCI Steel, Inc., an integrated producer of custom steel products, from December 2007 to October 2008.  He was also a member of the board of directors of WCI Steel from December 2007 to October 2008.  Mr. Anthony has more than 25 years of financial and operational management experience.  From April 2005 to August 2007, Mr. Anthony was the executive vice president and chief financial officer of Dresser-Rand Group Inc., a global supplier of rotating equipment solutions to the oil, gas, petrochemical and processing industries.  Mr. Anthony earned a B.S. in accounting from Pennsylvania State University, an M.B.A. from the Wharton School of the University of Pennsylvania and an A.M.P. from Harvard Business School.  Mr. Anthony’s significant executive and board experience within the steel manufacturing industry qualifies him to engage in the Board’s assessment of our business and growth opportunities, as well as to provide insight into corporate governance and management best practices among peer companies.

Corporate Officers of TechPrecision Corporation

Richard F. Fitzgerald, 48, joined the Company as Chief Financial Officer in March 2009.  Prior to joining us as Chief Financial Officer, Mr. Fitzgerald served as Vice President and Chief Financial Officer of Nucleonics, Inc., a private venture capital backed biotechnology company.  Before becoming CFO of Nucleonics, Mr. Fitzgerald served in a variety of senior financial roles during his tenure there, which extended from 2002 through December 2008.  Prior to his employment with Nucleonics, Inc., Mr. Fitzgerald served as Director, Corporate Development of Exelon Corporation and PECO Energy Company from 1997 through 2002.  Mr. Fitzgerald began his career with Coopers & Lybrand (now PricewaterhouseCoopers) in Philadelphia, and was engaged as a consultant providing tax, corporate development and financial consulting services for a specialty pharmaceutical company and a transportation manufacturing concern between December 2008 and March 2009.  Mr. Fitzgerald is a member of both the American and Pennsylvania Institutes of Certified Public Accountants.  He holds a Bachelor of Science Degree in Business Administration from Bucknell University.

Stanley A. Youtt, 64, has served as the Chief Executive Officer of Ranor since 2000 and as a member of our Board of Directors from 2006 until 2010.  Mr. Youtt received a Bachelor of Science degree in naval architecture and marine engineering from the University of Michigan and Masters Degree in civil engineering (applied mechanics) from the University of Connecticut.

IV.  INFORMATION ABOUT THE BOARD OF DIRECTORS

Meetings

During fiscal 2011, the Board of Directors held 7 regular and special meetings.  All incumbent directors, other than Mr. Molinaro and Mr. Anthony who were Board members for only part of the year, attended at least 80% of the total number of meetings of the Board of Directors and all committees of the Board of Directors on which they served.  Mr. Molinaro and Mr. Anthony attended and participated in all meetings subsequent to their respective appointments to the Board.  While the Company encourages all members of the Board of Directors to attend annual meetings of the Company’s stockholders, there is no formal policy as to their attendance.

Independence

We evaluate the independence of our directors in accordance with the listing standards of the NASDAQ Stock Market, LLC (“NASDAQ”), and the regulations promulgated by the Securities and Exchange Commission (“SEC”).  These rules and regulations require that a majority of the members of a company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors.  After review of all relevant transactions and relationships between each director, or any of his or her family members, and the Company, our senior management and our independent registered public accounting firm, the Board affirmatively has determined that the following directors are independent directors within the meaning of the NASDAQ listing standards: Philip A. Dur, Michael R. Holly, Andrew Levy and Leonard M. Anthony.  The independent directors met separately from the Board during the fiscal year ended March 31, 2011, but such meetings were not scheduled on a regular basis.

Board Structure and Role in Risk Oversight

The Board of Directors of the Company was led by our former Interim Chief Executive Officer, Louis A. Winoski.  from March 2009 through July 2010.  During this period, the Board of Directors operated without a formally designated Chairman.  On October 6, 2010, the Board designated Philip A. Dur to serve as Chairman of the Board for a period of one year.  We have also determined that the Board of Directors should have the flexibility of operating with either a non-executive independent Chairman or an executive Chairman.  As the Company desires to establish a measure of board independence, if the CEO or another insider serves as Chairman of the Board in the future, we would anticipate that a lead independent director, elected by the independent directors, would preside over executive sessions of the independent directors.

The Audit Committee of the Board of Directors takes an active risk oversight role by meeting with the Company’s senior management team on a regular basis and reviewing and approving key risk policies and risk tolerances.  The Audit Committee is responsible for ensuring that the Company has in place a process for identifying, prioritizing, managing, and monitoring its critical risks.  Furthermore, the Board, with input from the Audit Committee, regularly evaluates our management infrastructure, including personnel competencies and technologies and communications, to ensure that key risks are being properly evaluated and managed.  Finally, the Compensation Committee of the Board reviews any risks associated with the Company’s compensation practices.

Stockholder Communications

The Board of Directors provides a process by which stockholders may communicate with the Board.  Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Board of Directors of TechPrecision Corporation, c/o Richard F. Fitzgerald, 3477 Corporate Parkway, Suite 140, Center Valley, PA 18034.  The Company will forward all mail received at the Company’s corporate office that is addressed to the Board of Directors or any member of the Board.  On a periodic basis, all such communications will be compiled and submitted to the Board of Directors or the specific Board member to whom the communications are addressed.

Committees

The Board of Directors has two standing committees: an Audit Committee and a Compensation Committee.

Audit Committee

The Board of Directors has not adopted a written charter that outlines the duties of the Audit Committee, but intends to develop such a charter.  The principal duties of the Audit Committee, among other things, are to:

•	review with management and the Company’s independent public accountants our audited financial statements and related footnotes, and the clarity of the disclosures in the financial statements;

•	meet periodically with management and the Company’s independent public accountants to review our major financial risk exposures and the steps taken to monitor and control such exposures;

•	review and discuss quarterly reports from the Company’s independent public accountants regarding all critical accounting policies and practices to be used;

•
obtain from the Company’s independent public accountants their recommendation regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and the correction of controls deemed to be deficient;

•	pre-approve all auditing services and permitted non-audit services (including the fees for such services and terms thereof) to be performed for the Company by our independent public accountants;

•	establish, review and update policies for approving related party transactions; and monitor implementation of such policies; and

•	review and approve any transactions between the Company and related parties.

Members:  Mr. Holly (Chairman), Mr. Anthony, and Mr. Winoski.  Two of the three members of the Audit Committee were “independent” as defined by the rules and regulations of NASDAQ and the SEC as of the end of the fiscal year ended March 31, 2011.  Since March 31, 2009, Mr. Winoski, who continues to serve on the Audit Committee, has been deemed not independent due to his service as our Interim Chief Executive Officer between March 31, 2009 and July 21, 2010.  Our Board determined that in view of the interim nature of his position, that it was in the best interest of the Company for Mr. Winoski to continue serving on the Audit Committee during his tenure as Interim Chief Executive Officer.  The Board has determined that Mr. Holly, who is the chairman of the Audit Committee, is an Audit Committee financial expert.

Number of Meetings in fiscal 2011:  4

Compensation Committee

The Board of Directors has not adopted a written charter that outlines the duties of the Compensation Committee, but intends to develop such a charter.  The principal duties of the Compensation Committee, among other things, are to:

•
review and recommend to the Board of Directors the annual salary, bonus, stock compensation and other benefits, direct and indirect, of the Company’s executive officers, including the Chief Executive Officer and Chief Financial Officer;

•	review and provide recommendations to the Company regarding compensation and bonus levels of other members of senior management;

•	review and recommend to the Board of Directors new executive compensation programs;

•	grant awards under our equity incentive plans and establish the terms thereof; and

•	review and approve material changes in the Company’s employee benefit plans.

Members:  Mr. Winoski (Chairman), Mr. Holly and Mr. Dur.  Two of the three members of the Compensation Committee are “independent” as defined by the rules and regulations of NASDAQ and the SEC as of the end of the most recent fiscal year on March 31, 2011.  Since March 31, 2010, Mr. Winoski, who continues to serve on the Compensation Committee, is not deemed independent due to his service as our Interim Chief Executive Officer between March 31, 2009 and July 21, 2010.  Our Board determined that in view of the interim nature of his position, that it was in the best interest of the Company for Mr. Winoski to continue serving on the Compensation Committee.

Number of Meetings in fiscal 2011:  3

Compensation Committee Interlocks

The Compensation Committee has three members: Mr. Holly, Mr. Dur and Mr. Winoski (Chairman).  To the knowledge of the Company, there are no interlocking relationships among members of our Board of Directors.

Board of Directors Compensation

Fees for Employee Directors

Any director who is also one of our employees does not receive any additional compensation for his or her service as a director the Company.  However, our former Interim Chief Executive Officer, Mr. Winoski, continued to receive his Board and Committee fees as well as compensation for his consulting services during his tenure as our Interim Chief Executive Officer.

Fees and Equity Awards for Non-Employee Directors

From October 1, 2009 through September 30, 2010, we paid our independent directors a fee of $5,000 per quarter.  In addition, as of April 2009, the Audit Committee and Compensation Committee chairs were entitled to receive additional fees of $3,000 annually.  During early fiscal 2011, the Company completed a Board compensation benchmarking project with an external consulting firm.  Based on the results of that benchmarking effort, commencing October 1, 2010 the fee structure for non-employee directors is as follows:

Fee Category	Fees
Quarterly Retainer	$6,000
In-person Board Meeting Fee (Quarterly)	$2,500
Telephonic Board Meeting Fee	$500
Audit & Compensation Committee Chairs - Annual Retainer	$8,000
Non-executive Chairman – Annual Retainer	$12,000

In addition, our 2006 Plan, as amended, provides for the grant of non-qualified options to purchase 50,000 shares, exercisable in installments, to each newly elected non-employee director and annual grants of 10,000 options to purchase shares of Common Stock commencing with the third year of service as a director, as described under the heading “Executive Compensation - 2006 Long-Term Incentive Plan.” The following table sets forth compensation paid to each non-employee director who served during the year ended March 31, 2011.  Mr. Molinaro’s compensation for his service as our Chief Executive Officer since July 2010, and Mr. Winoski’s compensation for his service as our Interim Chief Executive Officer through July 2010,  are set forth under the heading “Executive Compensation - Summary Compensation Table.”

Non-Employee Director Compensation Table

Name	Fees Earned (4)	Option Awards (1)	Total ($)
Leonard A. Anthony (2)	$15,500	$16,439	$31,939
Philip A. Dur	$31,500	$6,147	$37,647
Michael R. Holly	$29,500	$4,478	$33,978
Andrew A. Levy	$25,500	--	$25,500
Louis A. Winoski (3)	$27,500	$4,478	$31,978

(1)
Represents the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718.  As of March 31, 2011, there were a total of 2,046,661 options outstanding under the Company’s 2006 Plan, of which 135,000 were issued to Board members.  Additionally, Mr. Winoski received an additional stock option grant of 200,000 shares in connection with his aservice as our Interim Chief Executive Officer which is reported in the Executive Compensation table in Section VI.

(2)	Mr. Anthony was elected to the Company’s board of directors on September 27, 2010.

(3)	Mr. Winoski also received cash and equity compensation as the Company’s Interim Chief Executive Officer, which compensation is set forth under the heading “Summary Compensation Table.”

(4)
Board fees for the first two quarters were paid on the former fee scale described above while fees for services during the third and fourth quarters were paid according to the fee scale adopted on October 1, 2011.  Committee and Chairman’s fees were paid on the October 1, 2010 fee scale but prorated on a half year convention.

V.  OWNERSHIP OF TECHPRECISION

Security Ownership of Certain Beneficial Owners and Management

The following table provides information as to shares of common stock beneficially owned, as of July 28, 2011, by:

•	each director and nominee for director;
•	each executive officer named in the summary compensation table (each, a “Named Executive Officer”);
•	each person owning of record or known by us, based on information provided to us by the persons named below, to own beneficially at least 5% of our common stock; and
•	all directors and officers as a group.

Except as otherwise indicated, each person has the sole power to vote and dispose of all shares of common stock listed opposite his name.  Each person is deemed to own beneficially shares of common stock which are issuable upon exercise of warrants or options or upon conversion of convertible securities if they are exercisable or convertible within 60 days of July 28, 2011.

Name	Shares	Percentage
Andrew A. Levy 46 Baldwin Farms North Greenwich, CT 06831	1,822,100	10.97%
Howard Weingrow 805 Third Avenue New York, NY 10022 (1)	1,250,000	7.53%
Robert Lifton 805 Third Avenue New York, NY 10022 (2)	1,250,000	7.53%
James G. Reindl 347 E. Hillendale Road Kennett Square, Pennsylvania 19348	1,150,000	6.93%
Stanoff Corporation 805 Third Avenue New York, NY 10022	1,100,000	6.62%
Stanley A. Youtt One Bella Drive Westminster, MA 01473 (3)	879,916	5.30%
Barron Partners, LP 730 Fifth Avenue New York, NY 10019 (4)	813,616	4.90%
Richard F. Fitzgerald (5)	150,000	* %
James Molinaro (6)	343,333	2.07%
Michael Holly (7)	152,500	* %
Louis A. Winoski (8)	267,500	1.61%
Philip A. Dur (9)	50,000	* %
Leonard M. Anthony (10)	40,000	* %
All officers and directors as a group (eight individuals) (11)	3,705,349	22.32%

*	Less than 1%

(1) Includes (i) 150,000 shares of common stock held by Mr. Weingrow and (ii) 1,100,000 shares of common stock held by Stanoff Corporation, of which Mr. Weingrow is a principal, and deemed beneficially owned by Mr. Weingrow.
(2) Includes (i) 150,000 shares of commons stock  held by M. Lifton and (ii) 1,100,000 shares of common stock held by Stanoff Corporation, of which Mr. Lifton is a principal, and deemed beneficially owned by Mr. Lifton.
(3) Mr. Youtt stepped down from the Board in September 2010.  Mr. Youtt continues to serve as the Chief Executive Officer of our operating subsidiary, Ranor.
(4) Holdings reflected in this table include 670,853 common shares held by Barron Partners, plus 142,763 shares assumed converted into common from Series A Preferred shares held by Barron Partners for a total holding of 4.9% of the common stock outstanding at July 28, 2011.  Pursuant to the Certificate of Designation, dated February 24, 2006, related to the Preferred Stock, such Preferred Stock cannot be converted into common stock unless and until such conversion would cause the holder of converted shares of Preferred Stock to own no more than 4.9% of our outstanding common stock.  Because Barron Partners is prohibited from converting Series A Preferred Stock once it holds 4.9% of the common stock outstanding, it would not be eligible to convert additional Preferred Stock it holds into common at this time, and therefore such shares are not included in the table above.  In a series of transactions from June 21, 2011 through June 27, 2011, Barron Partners converted 498,000 Series A Convertible Preferred shares into 650,978 common shares.

(5)  Includes 150,000 shares of common stock issuable upon the exercise of stock options granted to Mr. Fitzgerald that may be exercised within 60 days of July 28, 2011.
(6)  Includes (i) 10,000 shares of common stock and (ii) 333,333 shares of common stock issuable upon the exercise of stock options granted to Mr. Molinaro that may be exercised within 60 days of July 28, 2011.
(7)  Includes (i) 135,000 shares of common stock held by Mr. Holly and (ii) 17,500 shares of common stock issuable upon the exercise of stock options granted to Mr. Holly that may be exercised within 60 days of July 28, 2011.
(8)  Includes (i) 50,000 shares of common stock and  (ii) 217,500 shares of common stock issuable upon the exercise of stock options granted to Mr. Winoski that may be exercised within 60 days of July 28, 2011.
(9)  Includes 50,000 shares of common stock issuable upon the exercise of stock options granted to Mr. Dur that may be exercised within 60 days of July 28, 2011.
(10) Includes 40,000 shares of common stock issuable upon the exercise of stock options granted to Mr. Anthony that may be exercised within 60 days of July 28, 2011.
(11) Includes 813,333 shares of common stock issuable upon the exercise of stock options granted to our directors and officers.

VI.  EXECUTIVE COMPENSATION

Summary Compensation Table

Set forth below is information for the years ended March 31, 2011 and 2010 relating to the compensation of (i) each person who served as our Principal Executive Officer during the fiscal year ended March 31, 2011; and (ii) the two most highly compensated executive officers of the Company other than the Principal Executive Officer who were serving in such positions as of March 31, 2011.

Name and Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
James Molinaro Chief Executive Officer (4)	2011 2010	205,385 —	123,750 —	65,927 —	— —	395,062 —
Louis A. Winoski Former Interim Chief Executive Officer	2011 2010	__ —	__ —	80,973 80,973	60,000 120,000	140,973 200,973
Richard Fitzgerald, Chief Financial Officer	2011 2010	225,000 195,000	76,500 40,000	32,702 22,813	__ —	334,202 257,813
Stanley A. Youtt, Chief Executive Officer – Ranor	2011 2010	220,000 220,000	74,800 40,000	— —	— —	294,800 260,000

(1) Bonus payments for each of Messrs. Molinaro, Fitzgerald and Youtt were determined by our Board of Directors in its discretion and paid in June and July, 2011.
(2) Theses amount reflect the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718.  Key assumptions in calculating these amounts are outlined in Note 13 to our March 31, 2011 financial statements included in our previously filed Annual Report on Form 10-K for the fiscal year ended March 31, 2011.
(3) Mr. Winoski was compensated for his services as our Interim Chief Executive Officer pursuant to a consulting agreement that is described in greater detail below, under the heading “Employment and Executive Consulting Agreements.”  All of Mr. Winoski’s compensation for his service as our Interim Chief Executive Officer was paid pursuant to this consulting agreement.
(4)  Mr. Molinaro became our Chief Executive Officer effective July 21, 2010.  His employment agreement provides for an initial base salary of $300,000, which may be adjusted at the discretion of our Board of Directors from time to time.

Outstanding Equity Awards at Fiscal Year-End Table

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date
Louis Winoski (1)	200,000	--	$0.84	Jan. 28, 2020
James Molinaro (2)	--	1,000,000	$0.70	Aug. 4, 2020
Stanley Youtt	--	--	--
Richard Fitzgerald (3)	100,000	50,000	$0.49	Mar. 22, 2019
(2)	--	150,000	$0.70	Aug. 4, 2020

(1)	Options granted to Mr. Winoski vested in two 100,000 installments on January 29, 2010 and June 30, 2010.
(2)	Options granted to Mr. Molinaro and Mr. Fitzgerald on August 4, 2010 vest in three equal installments beginning on the first anniversary date of the option grant.

(3)	Options granted to Mr. Fitzgerald on March 23, 2009, vest in three equal installments beginning on the first anniversary date of the option grant.

Employment and Executive Consulting Agreements

We have employment agreements with each of Messrs. Molinaro, Youtt and Fitzgerald and, until August 31, 2010, an executive consulting agreement with Mr. Winoski, each of which is described below.  In connection with the appointment of Mr. Molinaro on July 21, 2010, as our Chief Executive Officer, Mr. Winoski resigned from his role as our Interim Chief Executive Officer.  Following his resignation, Mr. Winoski continued to provide consulting and transition services under his executive consulting agreement through August 31, 2010, at which time the executive consulting agreement was terminated with the mutual consent of Mr. Winoski and the Company.

James S. Molinaro Employment Agreement

Mr. Molinaro’s service as the Company’s Chief Executive Officer began on July 21, 2010 and will be governed by the terms of an offer letter executed by Mr. Molinaro and the Company dated July 15, 2010 (the “Offer Letter”).  Pursuant to the Offer Letter, Mr. Molinaro will receive an annual base salary of $300,000 (subject to adjustment by the Board from time to time) and will be eligible to receive an annual performance bonus of up to 50% of his then-current base salary.  In addition, on August 4, 2010, the Company granted to Mr. Molinaro an option to purchase 1,000,000 shares of the Company’s common stock under the Company’s 2006 Plan (the “Option Grant”), with an exercise price of $0.70, the closing price per share of the Company’s common stock on the date of grant.  The Option Grant will vest in substantially equal annual installments on each of the first three anniversaries of the date of grant, and will expire on August 4, 2020.

The Offer Letter also provides for certain severance payments to Mr. Molinaro in the event of his termination.  If Mr. Molinaro is terminated other than for “Cause”, or because of his death or disability (or if Mr. Molinaro resigns for “Good Reason”), he will be entitled to receive twelve months of continued payment of his then-current annual base salary as well as reimbursement for payments for continued health benefits under the Company’s health plans for twelve months.  If Mr. Molinaro’s employment is terminated under such circumstances, and such termination occurs between the date the Company enters into a letter of intent pursuant to which it would consummate a change of control and the date that is 31 days after the consummation of such change of control, Mr. Molinaro will be entitled to the same severance payments but for an eighteen month period following termination, and all unvested shares underlying the Option Grant at the time of termination will become immediately vested upon such termination.  Under the Offer Letter, “Cause” is defined to include, without limitation, (i) Mr. Molinaro’s insubordination or failure to apply best efforts to his employment duties; (ii) his conviction of, or plea of nolo contendere to, any felony or crime involving dishonesty, fraud or moral turpitude; (iii) neglect of his employment duties or failure to perform those duties to the satisfaction of the Board that is not cured within thirty days of notice thereof; and (iv) his negligent (or worse) misconduct in connection with his duties that violates the Company’s code of conduct, code of ethics or other policies.  Mr. Molinaro’s resignation within sixty days of the occurrence of any of the following, without his consent, constitutes “Good Reason” under the Offer Letter: (i) a material reduction in Mr. Molinaro’s then-current base salary; (ii) a breach of the Offer Letter by the Company that is not cured within 30 days of notice thereof; or (iii) a material and adverse change in his duties, authority or responsibilities that is not cured within 30 days.

In addition to the compensation and severance arrangements described above, the Offer Letter contains customary provisions relating to confidentiality and non-competition, and provides for the execution of an At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement (the “Confidentiality Agreement”), which was executed by the Company and Mr. Molinaro on July 21, 2010.  The Confidentiality Agreement (i) prohibits Mr. Molinaro from divulging to third parties or using confidential information of the Company, whether developed by him or not, without the Company’s prior consent; (ii) confirms that all intellectual work products generated by Mr. Molinaro during the term of his employment with the Company, including, without limitation, writings, processes, drawings and diagrams, are the property of the Company; and (iii) prohibits Mr. Molinaro from competing against the Company, including by soliciting the Company’s employees or its current or prospective clients, until the one year anniversary of the later of the termination of his employment and the receipt of his last severance payment.

Stanley A. Youtt Employment Agreement

In February 2006, contemporaneously with our acquisition of Ranor, Ranor entered into an employment agreement with Stanley A. Youtt pursuant to which he would serve as Ranor’s Chief Executive Officer for a term of three years ending on February 28, 2009.  Pursuant to the agreement, we paid Mr. Youtt salary at the annual rate of $200,000.  Mr. Youtt is also eligible for performance bonuses based on financial performance criteria set by the board.  In the event that we terminate Mr. Youtt’s employment without cause, we are required to make a lump-sum payment to him equal to his base compensation for the balance of the term and to provide the insurance coverage that we would provide if he remained employed.  In February 2009, we and Mr. Youtt renewed his agreement at the annual rate of $220,000 on terms comparable to the original agreement.

Richard F. Fitzgerald Employment Agreement

We executed an employment agreement (the “CFO Employment Agreement”) on March 23, 2009, to engage Mr. Richard F. Fitzgerald for the position of Chief Financial Officer (“CFO”).  The terms of the CFO Employment Agreement provide that Mr. Fitzgerald shall report directly to the Board and the Chief Executive Officer and his duties include, but are not limited to, directing the preparation of budgets, financial forecasts and strategic planning of the Company as well as establishing major economic objectives and policies for the Company and ensuring compliance with the Company’s SEC reporting obligations.

Upon his execution of the CFO Employment Agreement, Mr. Fitzgerald received a signing bonus of $25,000.00.  Pursuant to the CFO Employment Agreement, Mr. Fitzgerald receives an annual base salary of $195,000 and was awarded a one-time grant of options to purchase 150,000 shares of the Company’s common stock, which vest in three equal parts over three years.  The exercise price of the options was equal to the market price as of the grant date.  Mr. Fitzgerald is also eligible for an annual cash performance bonus based upon the financial performance of the Company as determined by the Board.  Mr. Fitzgerald is entitled to participate fully in the Company’s employee benefit plans and programs.  Mr. Fitzgerald will also be reimbursed for reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties and responsibilities as CFO.

The Company may terminate the CFO Employment Agreement at any time without “cause,” as defined in the CFO Employment Agreement.  In the event of a termination without cause, the Company will be required to pay Mr. Fitzgerald an amount equal to one year of his base salary paid in equal installments in accordance with the Company’s payroll policies.  The Company may terminate the CFO Employment Agreement for cause at any time upon seven (7) days written notice, during which period Mr. Fitzgerald may contest his termination before the Board.

Upon termination of the CFO Employment Agreement, Mr. Fitzgerald will have the obligation not to disclose the Company’s confidential information or trade secrets to anyone following termination of the CFO Employment Agreement.  Mr. Fitzgerald is also subject to a covenant not to compete with the Company for a period of 12 months following termination of the CFO Employment Agreement.

On July 31, 2010, the Board of Directors approved an annual base salary of $225,000 for Mr. Fitzgerald, effective retroactively as of April 1, 2010.  Additionally, the Company granted to Mr. Fitzgerald an option to purchase 150,000 shares of the Company’s common stock under the Company’s 2006 Plan (the “Option Grant”), with an exercise price of $0.70, the closing price per share of the Company’s common stock on the date of grant.  The Option Grant will vest in substantially equal annual installments on each of the first three anniversaries of the date of grant, and will expire on August 4, 2020.

Louis A. Winoski Executive Consulting Agreement

On March 31, 2009, we entered into an executive consulting agreement with Mr. Louis A. Winoski pursuant to which Mr. Winoski agreed to provide executive management and consulting services in the role of Interim Chief Executive Officer of the Company.  Pursuant to this agreement, the Company agreed to pay Mr. Winoski monthly consulting fees of $10,000.  The executive consulting agreement had an initial term of 6 months, unless extended by the mutual written agreement of the parties.

As of July 21, 2010, Mr. Winoski’s role as Interim Chief Executive Officer terminated in connection with the appointment of James S. Molinaro as the Company’s Chief Executive Officer.  Mr. Winoski continued to provide consulting and transition services under his executive consulting agreement through August 31, 2010, at which time the executive consulting agreement was terminated with the mutual consent of Mr. Winoski and the Company.

2006 Long-Term Incentive Plan

Under the 2006 Plan, as amended, each newly elected independent director receives at the time of his election, a five-year option to purchase 50,000 shares at an exercise price equal to the fair market value on the date of his or her election.  The option vests 30,000 shares on the date of grant and 10,000 shares on each of the first and second anniversaries of the grant date.  The 2006 Plan also provide for an annual option grant to directors beginning on July 1 after the third anniversary of a director’s election to the Board of Directors.  On April 19, 2011, and at the recommendation of the Compensation Committee, the Board of Directors approved an amendment to the 2006 Plan to increase the size of these annual option grants from 5,000 shares to 10,000 shares.

Of the 3,000,000 shares of common stock covered by the 2006 Plan, as of July 28, 2011, there were outstanding options to purchase 2,623,662 shares of common stock, which amount included options to purchase 155,000 shares of our common stock issued to our independent directors and options to purchase 1,650,000 shares of our common stock issued to our executive officers.  On April 19, 2011, the Board of Directors approved discretionary options grants of 100,000 options to Mr. Fitzgerald and 250,000 options to Mr. Molinaro, in each case with an exercise price of $1.96 (the closing price of the Company’s common stock on the date of grant).  The options granted on April 19, 2011 to Mr. Molinaro and Mr. Fitzgerald vest in three equal installments beginning on the first anniversary of the date of grant.  These grants were made under the 2006 Plan, and are included in the options outstanding under the 2006 Plan.

The following table summarizes the equity compensation plans under which our securities may be issued as of March 31, 2011.

Plan Category	Number of securities to be issued upon exercise of outstanding options and warrants	Weighted-average exercise price of outstanding options and warrants	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	2,046,661	$0.738	774,173
Equity compensation plan not approved by security holders	100,000	$1.65	0

Compensation Policies and Practices and Risk Management

One of the responsibilities of our compensation committee is to ensure that the Company’s compensation programs are structured so as to discourage inappropriate risk-taking.  The Company believes that its existing compensation practices and policies for all employees, including executive officers, mitigate against this risk by, among other things, providing a meaningful portion of total compensation in the form of equity incentives.  These equity incentives are awarded with either staggered or cliff vesting over several years, so as to promote long-term rather than short-term financial performance and to encourage employees to focus on sustained stock price appreciation.  In addition, the Company’s existing compensation policies attempt to discourage employees from taking excessive risks to achieve individual performance objectives such as annual cash incentive compensation and long-term incentive compensation which are based upon balanced company-wide, business unit and individual performance and base salaries structured so as to be consistent with an employee’s responsibilities and general market practices.  The compensation committee will continue to monitor the Company’s existing compensation practices and policies and investigate applicable enhancements to align the Company’s existing practices and policies with long-term stockholder value.

VII.  RELATED PARTY TRANSACTIONS

On December 20, 2010, the Company, through its wholly owned subsidiary, Ranor, purchased the property located at Bella Drive, Westminster, Massachusetts pursuant to a Purchase and Sale Agreement, by and among the former owner of the property WM Realty (an entity controlled by the Company’s director, Andrew Levy), and Ranor.  Prior to consummation of the sale under the Purchase Agreement, the Company had leased the purchased property from WM Realty.

The property includes a 125,000 sq. ft. manufacturing facility that serves as Ranor’s primary operating location.  Pursuant to the Purchase Agreement, Ranor paid WM Realty $4,275,000 for the property, which price was based on independent, third-party appraisals obtained by the Company.  Under the Purchase Agreement, the parties agreed to share equally in the $91,448 prepayment penalty associated with the early termination of the mortgage that encumbered the property and which was paid off in full in connection with the closing under the Purchase Agreement.  In addition, the Purchase Agreement provided for the early termination of Ranor’s lease of the property from WM Realty, pursuant to which Ranor had been paying annual rent of $450,000.

All transactions with related parties are subject to approval by the audit committee.  As part of its review of related party transactions, the audit committee generally seeks to obtain evidence regarding whether the terms of the related party transaction are market-based.  The audit committee relies on such information, in addition to other transaction-specific factors, in its review and approval of related party transactions.

VIII.  PROPOSAL TWO – AMENDMENT OF THE 2006 LONG-TERM INCENTIVE PLAN

At the Annual Meeting, stockholders will be asked to approve an amendment (the “Amendment”) to the Company’s 2006 Plan.  If approved, the Amendment will increase the number of shares of Common Stock available for issuance under the Plan from 3,000,000 shares to an aggregate of 3,300,000 shares (the additional 300,000 shares, the “Additional Pool”).  The terms of the Plan and information regarding awards granted thereunder are summarized below.

Background

The Plan was first approved by stockholders at our Annual Meeting in 2006.  The Plan is intended to provide a flexible structure within which we may utilize various compensation devices to recruit and retain key personnel.  Currently, awards under the Plan may be granted in the form of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance awards, bonuses, or any other form of share-based or non-share-based award or any combination of these awards.  In 2010, the Company’s stockholders approved amendments to the Plan increasing the number of shares of Common Stock authorized for issuance under the Plan from 1,000,000 to 3,000,000, as well as ratifying certain incentive stock options granted under the Plan and extending the period during which incentive stock options may be granted under the Plan.  To date, non-qualified stock options, incentive stock options and restricted stock have been granted under the Plan.

A registration statement is currently in effect with respect to our Common Stock issuable under the Plan.  The closing price of a share of our Common Stock on July 28, 2010 was $1.62.

In order to ensure that the shares remaining under the Plan will be sufficient to support our equity incentive programs on a going forward basis, the Board has adopted the Amendment to increase the number of shares of Common Stock available for issuance under the Plan by the amount of the Additional Pool.

Reasons for Stockholder Approval

The Board of Directors seeks stockholder approval of the Amendment in order for shares of Common Stock in the Additional Pool to ensure that a sufficient number of shares of Common Stock is available support our equity incentive programs on a going forward basis.

Summary of the Plan

The following is a brief description of the material features of the Plan (as modified by the Amendment).  This summary does not purport to be a complete description of all of the provisions of the Plan.  It is qualified in its entirety by reference to the full text of the Plan (as modified by the Amendment), which Amendment is attached hereto as Appendix A.

Shares Available and Award Limitations.  Subject to the approval of our Board of Directors, the Plan administrator is authorized to grant awards, provided that total shares of Common Stock subject to awards shall not exceed 3,300,000.  Shares subject to awards may appropriately be adjusted as a result of stock splits, recapitalizations and similar corporate events.  Additionally, if and to the extent awards granted under the Plan terminate, expire, cancel, or are forfeited without being exercised and/or delivered, the shares subject to such awards will again be available for grant under the Plan.

Options intended to be incentive stock options must be granted at an exercise price per share which is not less than the fair market value of the Common Stock on the date of grant and may have a term which is not longer than ten years.  If the option holder holds 10% of our Common Stock, the exercise price must be at least 110% of the fair market value on the date of grant and the term of the option cannot exceed five years.  Awards under the Plan, unless waived by the administrator, are subject to certain restrictions on transferability.  Awards may be forfeitable in certain circumstances and are exercisable at such time or times and during such periods as shall be set forth in the agreement evidencing an award.

There are presently a total of 2,623,662 shares subject to all outstanding awards under the Plan.

Administration.  The Plan is to be administered by a committee of not less than two directors, each of whom is to be an independent director.  In the absence of a committee, the Plan is administered by our Board of Directors.

Awards.  Awards granted under the Plan may consist of incentive stock options, non-qualified stock options, stock appreciation rights,  restricted stock, deferred stock, stock purchase rights and other stock based awards.

Eligibility.  Officers and other key employees and directors of, and consultants and independent contractors to, the Company and its subsidiaries and affiliates (but excluding, except as described below, independent directors) are eligible to participate in the Plan, provided, however, that only employees of the Company or its subsidiaries are eligible to receive incentive stock options.

Independent Directors.  With respect to independent directors, each newly elected independent director generally receives at the time of his or her election, an option to purchase 50,000 shares of Common Stock with an exercise price equal to the fair market value of Common Stock on the date of his or her election (the “Initial Grant”).  Each Initial Grant is exercisable as to 30,000 shares six months from the date of grant and as to 10,000 shares on each of the first and second anniversaries of the date of grant.

In addition, the Plan originally provided for the annual grant of an option to purchase 5,000 shares of common stock on July 1st of each year to independent directors (the “Annual Grant”), generally commencing on the July 1st coincident with or following the third anniversary of the date of his or her first election.  On April 19, 2011, the Board amended the Plan to increase the Annual Grant from 5,000 to 10,000 shares of common stock.  Each Annual Grant is exercisable as in two equal installments on the six and eighteen month anniversaries of the date of grant.

Each Initial Grant and Annual Grant shall expire on the first to occur of (x) the fifth anniversary of the date of grant, or (y) seven months from the date the applicable independent director’s service as a director ceases (other than as a result of his or her death or disability) or (z) twelve months after the date of the independent director’s death or disability.

Stock Options.  The committee may grant options qualifying as incentive stock options (“ISOs”) within the meaning of Section 422 of the Code and/or non-qualified stock options (“NQSOs”). The exercise price of any ISO granted under the Plan will be the fair market value of such stock on the date the option is granted, provided that, if the option holder holds 10% of our Common Stock, the exercise price of an ISO must be at least 110% of the fair market value on the date of grant.  With respect to NQSOs, the committee will determine the exercise price applicable to each NQSO award in its discretion.

The committee may determine the applicable option exercise period for each option; provided, however, that the exercise period may not exceed ten (10) years from the date of grant.  Additionally, to the extent that an option holder holds 10% of our Common Stock, the exercise period applicable to an ISO may not exceed five (5) years from the date of grant.  Vesting for each option will also be determined by the committee.

Payment of the option price will be made either by check, note or such other instrument, securities or property as the committee may accept.  In addition, and to the extent determined by the committee, in its sole discretion, payments in full or in part may also be made in the form of stock already owned by the participant or, in the case of the exercise of a NQSO, restricted stock or deferred stock subject to an otherwise outstanding award.

Stock Appreciation Rights.  The committee is authorized to grant stock appreciation rights (“SARs”) under the Plan.  Upon exercise of a SAR, the participant is entitled to receive an amount equal to the difference between the fair market value of our Common Stock underlying the SAR on the date of exercise and the fair market value of our Common Stock underlying the SAR on the date of grant.  Such amount may be paid in cash or shares of our Common Stock, as determined by the committee.

Effects of Termination of Service with the Company.  Generally, unless provided otherwise in the award agreement, the right to exercise any option or SAR terminates three (3) months following a termination without “cause” (as defined in the Plan) of the participant’s relationship with the Company.  If the participant’s relationship with the Company terminates due to death, disability, or retirement, unless provided otherwise in the award agreement, the right to exercise an option or SAR will terminate the earlier of one year following such termination or the original expiration date.  If the participant’s relationship with the Company is terminated for “cause” or if the participant resigns (for reasons other than death, disability or retirement), any option or SAR not already exercised will automatically be forfeited as of the date of such termination.

Restricted Stock Awards.  The Committee may issue restricted shares of our Common Stock under the Plan.  A restricted stock award is an award of shares that will vest based on the occurrence of a condition specified by the committee (such as the completion of a period of service or attainment of a performance goal).  If a participant’s employment terminates before the vesting condition is fulfilled, the shares will be forfeited.  While the shares remain unvested, a participant may not sell, assign, transfer, pledge or otherwise dispose of the shares.

Deferred Stock.  The committee may issue deferred stock under the Plan.  Deferred stock is a contractual promise to issue shares at a specified future date, subject to fulfilment of vesting conditions specified by the committee.  Unless otherwise determined by the committee, amounts equal to any dividends declared during the applicable period of deferral will be paid to the participant currently, or deferred and deemed to be reinvested in additional deferred stock, or otherwise reinvested, as determined by the committee, in its sole discretion.

Stock Purchase Rights.  The committee may grant eligible participants stock purchase rights which shall enable such participants to purchase shares of Common Stock (including deferred stock and restricted stock) at the following prices: (i) the fair market value on the date of grant; (ii) at a percentage of such fair market value on the date of grant (such percentage to be determined by the committee in its sole discretion); (iii) at an amount equal to book value on the date of grant; or (iv) at an amount equal to the par value of such shares on the date of grant.  The committee shall determine the applicable purchase price and impose such deferral, forfeiture and/or other terms and conditions in its discretion, on such stock purchase rights or the exercise thereof.  Stock purchase rights shall generally be exercisable for such period after the date of grant as is determined by the committee; provided that the exercise period shall not exceed sixty (60) days for participants who are not subject to Section 16(b) of the Exchange Act.  The terms of stock purchase rights awards need not be the same with respect to each participant and each stock purchase right award shall be confirmed by, and be subject to the terms of, a stock purchase rights agreement.

Other Stock Based Awards.  The committee may grant eligible participants other stock based awards which may include (without limitation): performance shares, convertible preferred stock, convertible debentures, warrants and exchangeable securities.  Other stock based awards may be granted either alone or in addition to or in tandem with stock options, SARs, restricted stock, deferred stock or stock purchase rights granted under the Plan and/or cash awards made outside of the Plan.

Amendment and Termination of the Plan.  The Board of Directors may generally amend, alter or discontinue the Plan at any time, provided however, that certain amendments will be subject to approval by our stockholders.  Additionally, the committee may substitute new stock options for previously granted stock options (on a one for one or other basis), including previously granted stock options having higher option exercise prices.

Change in Control of the Company. In the event of a “change in control” (as defined in the Plan), or a “potential change in control” (also as defined in the Plan), any SARs outstanding for at least six months and any other outstanding awards under the Plan that are unvested as of the date of such change in control or potential change in control shall become fully vested and exercisable.

Unless the committee determines otherwise, in the event of a change in control or a potential change in control, outstanding awards shall be purchased by the Company in a manner determined by the committee, in its sole discretion, on the basis of the “change in control price” (as defined in the Plan) as of the date such change in control or such potential change in control.

Federal Income Tax Consequences of Awards Granted under the 2006 Plan

Set forth below is a general description of the federal income tax consequences relating to awards granted under the Plan other than stock purchase rights and other stock based awards (which may have the same or similar tax attributes as the types of awards described below, depending on the terms established by the committee).  Participants are urged to consult with their personal tax advisors concerning the application of the principles discussed below to their own situations and the application of state and local tax laws.

NQSOs.  There are no federal income tax consequences to participants or to the Company upon the grant of a NQSO.  Upon the exercise of a NQSO, participants will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO and the Company generally will be entitled to a corresponding federal income tax deduction at that time.  Shares issued upon the exercise of a NQSO will have a tax basis equal to their fair market value on the date of exercise, and the holding period of the shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

ISOs.  Participants will not be subject to federal income taxation upon the grant or exercise of an ISO and the Company will not be entitled to a federal income tax deduction by reason of such grant or exercise.  However, the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is an item of tax preference subject to the alternative minimum tax.  A sale of shares acquired by exercise of an ISO that does not occur within one year after the exercise or within two years after the grant of the ISO generally will result in the recognition of long-term capital gain or loss equal to the difference between the amount realized on the sale and the option exercise price and the Company will not be entitled to any tax deduction in connection therewith.

If such sale occurs within one year from the date of exercise of the ISO or within two years from the date of grant (a “disqualifying disposition”), the participant generally will recognize ordinary income equal to the lesser of the excess of the fair market value of the shares on the date of exercise over the exercise price, or the excess of the amount realized on the sale of the shares over the exercise price.  The Company generally will be entitled to a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income recognized by the participant.

SARs.  The participant will not recognize any income upon the grant of a SAR.  Upon the exercise of a SAR, the participant will recognize ordinary compensation income equal to the value of the shares of our Common Stock and/or cash received upon such exercise, and the Company will be entitled to a congruent deduction. Shares received in connection with the exercise of a SAR will have a tax basis equal to their fair market value on the date of transfer, and the holding period of the shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

Restricted Stock.  A participant normally will not recognize taxable income upon the award of restricted stock, and the Company will not be entitled to a deduction, until such stock is transferable by the participant or is no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier.  When the shares of Common Stock subject to the award are either transferable or are no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the difference between the fair market value of the shares of Common Stock at that time and the amount paid by the participant for the shares, if any.  The Company will be entitled to a deduction equal to the income recognized by the participant.

A participant may, however, elect to recognize ordinary income in the year the restricted stock is awarded in an amount equal to the difference between the fair market value of the shares of Common Stock at that time, determined without regard to any restrictions, and the amount paid by the participant for the shares, if any.  In this event, the Company will be entitled to a deduction equal to the amount recognized as compensation by the participant in the same year.  In addition, in this event, the participant will not be required to recognize any taxable income upon vesting of the shares.  If, after making the election, any shares subject to the award are forfeited, the participant will not be entitled to any tax deduction or refund with respect to taxes previously paid.

In either case, the tax basis of shares subject to a restricted stock award will be equal to their fair market value on the date the participant recognizes ordinary income with respect to the award, and the holding period of the shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

Deferred Stock.  A participant will not recognize taxable income upon the grant of a deferred stock.  At the time shares are paid to a participant in settlement of the deferred stock, the participant will recognize ordinary income equal to the value of the shares and the Company will be entitled to a congruent deduction.  Shares issued in settlement of a deferred stock award will have a tax basis equal to their fair market value on the date of issuance, and the holding period of those shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

New Plan Benefits

It is not possible to determine the number, name or positions of persons who will benefit from the Amendment, if it is approved by stockholders, or the terms of any such benefits due to the fact that awards are granted under the Plan in the discretion of the committee.

The Board of Directors recommends a vote “FOR” Proposal Two to approve the adoption of the Amendment to the TechPrecision Corporation 2006 Long-Term Incentive Plan.

IX.  PROPOSAL THREE - REVERSE STOCK SPLIT

In connection with the meeting of the Company’s stockholders held in 2010 (the “2010 Annual Meeting”), our Board of Directors recommended, and the stockholders approved, an amendment to our Certificate of Incorporation to effect a reverse stock split of our Common Stock at an exchange ratio of 1-for-2, at any time prior to the one year anniversary of such meeting, the implementation and timing of which was subject to the discretion of our Board of Directors.  According to the terms of the proposal approved at the 2010 Annual Meeting, the Board of Directors’ authority to implement the amendment to our Certificate of Incorporation and to effectuate the reverse stock split will expire on the one year anniversary of the 2010 Annual Meeting, or November 22, 2011.

Our Board of Directors has not yet implemented the amendment to our Certificate of Incorporation as approved by the stockholders and desires to extend the time period during which it may implement the amendment.  As such, our Board of Directors has adopted, declared advisable and is submitting for stockholder approval a similar amendment to our Certificate of Incorporation to effect a reverse stock split of our Common Stock at an exchange ratio in the range of 1-for-1 to 1-for-2, such ratio to be determined by the Board of Directors, at any time prior to the one year anniversary of this Annual Meeting, the implementation and timing of which is subject to the discretion of our Board of Directors.

By voting in favor of Proposal Three, stockholders will be approving an amendment to our Certificate of Incorporation in order to effect a reverse stock split of our outstanding Common Stock at an exchange ratio no greater than 1-for-2, such ratio to be determined by the Board of Directors.  The Board of Directors believes that stockholder approval of a range of ratios (as opposed to approval of a specified ratio) provides the Board with maximum flexibility to achieve the purposes of the Reverse Stock Split and, therefore, is in the best interests of the Company and its stockholders.  After the receipt of stockholder approval of this amendment, our Board of Directors will thereafter have the ability at any time prior to the one year anniversary of the Annual Meeting to unilaterally give effect to this amendment, and thereafter, the amendment will be filed with the Secretary of State of the State of Delaware.  Pursuant to the law of our state of incorporation, Delaware, our Board of Directors must adopt any amendment to our Certificate of Incorporation and submit the amendment to our stockholders for their approval.  The affirmative vote of a majority of the outstanding shares of common stock is required to approve Proposal Three.  Upon implementation of the reverse stock split, up to two shares of outstanding Common Stock will be automatically converted into one share of Common Stock.  We refer to this transaction in this proxy statement as the “Reverse Stock Split.”

The Board believes that the Reverse Stock Split is an effective means of increasing the per share market price of our Common Stock in order to achieve the minimum per share stock price necessary to qualify for listing on well-recognized stock exchanges, such as the American Stock Exchange or the NASDAQ Capital Market.  The Board will only effect the Reverse Stock Split in connection with an application to list our Common Stock on such stock exchanges.  It will not effect the Reverse Stock Split for any other purpose.

The form of the proposed amendment to our Certificate of Incorporation to effect the Reverse Stock Split is attached to this Proxy Statement as Appendix B (the “Certificate of Amendment”) and the following discussion is qualified in its entirety by the full text of the Certificate of Amendment.

Our Board of Directors, in its discretion, may elect to file the Certificate of Amendment upon receipt of stockholder approval if it determines, in its discretion, to proceed with the Reverse Stock Split.  In determining whether to effect the Reverse Stock Split following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as:

•	the historical trading price and trading volume of our Common Stock;

•	the aggregate market value of our Common Stock then held by non-affiliates;

•	the then prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

•	our ability to satisfy the initial listing requirements of well recognized stock exchanges, such as the American Stock Exchange or the NASDAQ Capital Market;

•	our stockholders’ equity at such time;

•	the shares of our Common Stock available for issuance in the future;

•	the nature of our operations; and

•	prevailing general market and economic conditions.

Purposes of the Reverse Stock Split

Reverse stock splits generally cause the stock price per share to rise because there are less outstanding common shares that represent the entire equity of the Company.  An increased stock price may encourage investor interest and improve the marketability and liquidity of our Common Stock.  Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.  Our Board of Directors believes that the anticipated higher market price resulting from the Reverse Stock Split may reduce, to some extent, the negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of these institutional investors and brokerage firms described above.  Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.  Our Board of Directors also believes that the Reverse Stock Split is an effective means of increasing the per share market price of our common stock in order to achieve the minimum per share stock price necessary to qualify for listing on well recognized stock exchanges, such as the American Stock Exchange or the NASDAQ Capital Market.

Our Board of Directors would effect the Reverse Stock Split only upon the Board’s determination that the Reverse Stock Split would be in our best interests following stockholder approval after the distribution of this Proxy Statement to our stockholders at the Annual Meeting.  If the Board of Directors were to effect the Reverse Stock Split, the Board of Directors would determine the exact exchange ratio for the Reverse Stock Split (which will be no greater than 1-for-2), set the timing for the Reverse Stock Split and file the Certificate of Amendment.  No further action on the part of stockholders is required to either implement or abandon the Reverse Stock Split.  If the Board of Directors determines to implement the Reverse Stock Split, we will publicly announce, prior to the effective date of the Reverse Stock Split, additional details regarding the Reverse Stock Split.  If the Board of Directors does not implement the Reverse Stock Split prior to the one year anniversary of the Annual Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate.  The Board of Directors reserves its right to elect not to proceed, and to abandon, the Reverse Stock Split if it determines, in its sole discretion, that this proposal is no longer in our best interests.

Potential Risks of the Reverse Stock Split

If the Board of Directors were to effect the Reverse Stock Split, there can be no assurance that the Common Stock will be listed on stock exchanges such as the American Stock Exchange or the NASDAQ Capital Market.  Further, regardless of which stock market the stock is trading, there is no assurance that the trading price of the Common Stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split.  For example, based on the closing price on the OTC Bulletin Board of our Common Stock on July 28, 2011 of $1.62 per share, if the Board of Directors decided to implement a reverse stock split at a ratio of 1−for−2, there can be no assurance that the post-split market price of our Common Stock would be $3.24 per share or greater on any exchange.  Accordingly, the total market capitalization of our Common Stock after the proposed Reverse Stock Split may be lower than the total market capitalization before the proposed Reverse Stock Split.

Additionally, the liquidity of our Common Stock could be affected adversely by the reduced number of shares outstanding after the Reverse Stock Split.  Although our Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds.  As a result, the decreased liquidity that may result from having fewer shares outstanding may not be offset by increased investor interest in our Common Stock.  The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding.

Effective Date

Our Board of Directors, in its discretion, may elect not to file the Certificate of Amendment if it determines in its discretion not to proceed with the Reverse Stock Split.  The Reverse Stock Split would become effective at the time specified in the Certificate of Amendment, which we expect to be the date of filing of the Certificate of Amendment with the Secretary of State of the State of Delaware.  On the effective date, shares of Common Stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of Common Stock in accordance with an exchange ratio in the range of 1-for-1 to 1-for-2, such ratio to be determined by the Board of Directors.  If our Board of Directors does not implement the Reverse Stock Split prior to the one year anniversary of the Annual Meeting, stockholder approval would be required again prior to the implementation of any reverse stock split.

Principal Effects of the Reverse Stock Split

    Common Stock

After the effective date of any Reverse Stock Split, each stockholder will own fewer shares of our Common Stock.  However, the Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described below.  Proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the Reverse Stock Split other than as a result of the payment of cash in lieu of fractional shares.  Further, the number of stockholders of record will not be affected by the Reverse Stock Split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Reverse Stock Split, as discussed below.

The Reverse Stock Split is likely to result in some stockholders owning “odd−lots” of fewer than 100 shares of Common Stock.  Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions on “round−lots” of even multiples of 100 shares.

The Reverse Stock Split would not change the number of authorized shares of the Common Stock as designated by our Certificate of Incorporation.  Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares remaining available for issuance under our authorized pool of Common Stock would increase.  These additional shares of Common Stock would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into or exercisable for Common Stock.  We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise and to take advantage of favorable opportunities.  If we issue additional shares for any of these purposes, the ownership interest of our current stockholders would be diluted.  Although we continually examine potential acquisitions of companies or assets or other favorable opportunities, there are no current arrangements to issue any additional shares of our Common Stock for such purposes.

This proposal has been prompted solely by the business considerations discussed in the preceding paragraphs.  Nevertheless, the additional shares of Common Stock that would become available for issuance if the Reverse Stock Split is effected could also be used by the Company’s management to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.  For example, without further stockholder approval, the Board could sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor our current Board of Directors.  Our Board of Directors is not aware of any pending takeover or other transactions that would result in a change in control of the Company, and the proposal was not adopted to thwart any such efforts.

Our Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting requirements of the Exchange Act.  The Reverse Stock Split would not affect the registration of our Common Stock under the Exchange Act.

    Options and Warrants

In addition, all outstanding options and warrants to purchase shares of our Common Stock would be adjusted as a result of the Reverse Stock Split, as required by the terms of those securities.  In particular, the number of shares issuable upon the exercise of each instrument would be reduced, and the exercise price per share, if applicable, would be increased, in accordance with the terms of each instrument and based on the exchange ratio of the Reverse Stock Split.  The number of shares reserved for issuance under our existing stock option and equity incentive plans would be reduced proportionally based on the exchange ratio of the Reverse Stock Split.

    Treatment of Fractional Shares

No fractional shares would be issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to a fractional share.  Instead, we would pay to the stockholder, in cash, the value of any fractional share arising from the Reverse Stock Split.  The cash payment would equal the closing sale price per share of our Common Stock as reported on the OTC Bulletin Board on the last trading day preceding the effective date of the Reverse Stock Split multiplied by the number of shares of pre-split Common Stock held by the stockholder that would otherwise have been exchanged for such fractional share.  No transaction costs would be assessed to stockholders for the cash payment.  Stockholders would not be entitled to receive interest for their fractional shares.

If you do not hold sufficient shares of pre-split Common Stock to receive at least one post-split share of Common Stock and you want to hold our Common Stock after the Reverse Stock Split, you may do so by taking either of the following actions far enough in advance so that it is completed before the Reverse Stock Split is effected:

•
purchase a sufficient number of shares of our Common Stock so that you would hold at least that number of shares of Common Stock in your account prior to the implementation of the Reverse Stock Split that would entitle you to receive at least one share of Common Stock on a post-split basis; or

•
if applicable, consolidate your accounts so that you hold at least that number of shares of our Common Stock in one account prior to the Reverse Stock Split that would entitle you to at least one share of our Common Stock on a post-split basis.  Common Stock held in registered form (that is, shares held by you in your own name on our Company’s share register maintained by our transfer agent) and Common Stock held in “street name” (that is, shares held by you through a bank, broker or other nominee) for the same investor would be considered held in separate accounts and would not be aggregated when implementing the Reverse Stock Split.  Also, shares of Common Stock held in registered form, but in separate accounts by the same investor, would not be aggregated when implementing the Reverse Stock Split.

After the Reverse Stock Split, our then-current stockholders would have no further interest in our Company with respect to their fractional shares.  A person otherwise entitled to a fractional share would not have any voting, dividend or other rights in respect of their fractional share except to receive the cash payment as described above.  Such cash payments would reduce the number of post-split stockholders to the extent that there are stockholders holding one pre-split share.  Reducing the number of post-split stockholders, however, is not the purpose of this proposal.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the effective date may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds have to seek to obtain them directly from the state to which they were paid.

    Effect on Non-Registered Stockholders

Non-registered stockholders holding our Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by us for registered stockholders, and their procedures may result, for example, in differences in the precise cash amount being paid by such nominees in lieu of a fractional share.  If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

    Book-Entry Shares and Payment for Fractional Shares

The combination of and reduction in the number of our outstanding shares of Common Stock as a result of the Reverse Stock Split would occur automatically on the effective date without any action on the part of our stockholders.  Our registered stockholders may hold some or all of their shares electronically in book-entry form.  These stockholders will not have stock certificates evidencing their ownership of common stock.  They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts.

Stockholders who hold registered shares of our Common Stock in book-entry form do not need to take any action to receive post-Reverse Stock Split shares of our Common Stock in registered book-entry form or the cash payment in lieu of any fractional interest, if applicable.  These stockholders will have their pre-Reverse Stock Split shares exchanged automatically and a Credit Advise will be mailed to them upon exchange indicating the number of post-Reverse Stock Split shares owned by such stockholders.  A check will also be mailed to such stockholders’ registered address as soon as practicable after the effective date of the Reverse Stock Split.  By signing and cashing this check, such stockholders will warrant that they owned the shares of our Common Stock for which they received the cash payment.

    Exchange of Stock Certificates and Payment for Fractional Shares

If our Board of Directors decides to effect the Reverse Stock Split, we will file the Certificate of Amendment with the Secretary of State of the State of Delaware.  The Reverse Stock Split will become effective at the time specified in the Certificate of Amendment, which we expect to be the date of filing of the Certificate of Amendment, and which we refer to as the “Effective Date.”

As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of certificates for shares of our Common Stock to be used in forwarding such certificates for surrender in exchange for any cash payment due for fractional shares and, if so elected by the holder, certificates representing the number of shares of our post-split Common Stock such stockholder is entitled to receive as a result of the Reverse Stock Split.  Our transfer agent will act as exchange agent for purposes of implementing the payment in lieu of fractional shares and exchanging stock certificates.  The transmittal forms will be accompanied by instructions specifying other details of the exchange.  Upon receipt of the transmittal form, each stockholder should surrender the certificates representing shares of our Common Stock prior to the Reverse Stock Split in accordance with the applicable instructions.  Each stockholder who surrenders certificates will receive any cash payment due for fractional shares and, upon payment of the applicable fee, new certificates representing the whole number of shares of our Common Stock that he or she holds as a result of the Reverse Stock Split.  No new certificates and no payments in lieu of fractional shares will be issued to a stockholder until the stockholder has surrendered his or her outstanding stock certificate(s) together with the properly completed and executed transmittal form to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD
NOT SUBMIT ANY CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL.

Accounting Consequences

The par value per share of our Common Stock would remain unchanged at $0.0001 per share after the Reverse Stock Split.  As a result, on the Effective Date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock would be reduced proportionally, based on the actual exchange ratio of the Reverse Stock Split, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced.  The per share price net loss and net book value would be increased because there would be fewer shares of our Common Stock outstanding.  We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

No Appraisal Rights

In connection with the approval of the Reverse Stock Split, stockholders of the Company will not have a right to dissent and obtain payment for their shares under Delaware law or our Certificate of Incorporation or bylaws.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, our Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Interests of Certain Persons in the Proposal

Certain of our officers and directors have an interest in Proposal Three as a result of their ownership of shares of our Common Stock, as set forth above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”  However, we do not believe that our officers or directors have interests in Proposal Three that are different from or greater than those of any other of our stockholders.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material United States federal income tax consequences of the Reverse Stock Split to U.S. holders (as defined below) of our Common Stock, but does not purport to be a complete analysis of all the potential tax considerations relating thereto.  This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the “Code,” Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof.  These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below.  We have not sought any ruling from the Internal Revenue Service, or “IRS,” with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary assumes that you hold our Common Stock as a “capital asset” within the meaning of the Code (generally property held for investment).  This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction, or United States federal tax considerations other than income taxation.  In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies, or other financial institutions;

•	persons subject to the alternative minimum tax;

•	tax-exempt organizations;

•	partnerships or other pass-through entities;

•	persons that are not “U.S. holders” (as defined below);

•	dealers in securities or currencies;

•	regulated investment companies or real estate investment trusts;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	certain former citizens or long-term residents of the United States;

•	persons who hold our Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; or

•	persons deemed to sell our Common Stock under the constructive sale provisions of the Code.

YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT OR THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

U.S. Holder

For purposes of this discussion, a U.S. holder is any beneficial owner of our Common Stock that for United States federal income tax purposes is:

•	citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, or any political subdivision thereof (including the District of Columbia);

•	an estate the income of which is subject to United States federal income taxation regardless of its source; and

•
a trust if either a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust, or the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for United States federal income tax purposes.

If a partnership holds our Common Stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.  If you are a partner of a partnership holding our Common Stock, you should consult your tax advisor.

Tax Consequences of the Reverse Stock Split Generally

Except as provided below with respect to cash received in lieu of fractional shares, a U.S. holder generally will not recognize any gain or loss as a result of the Reverse Stock Split.  A U.S. holder’s aggregate tax basis in the Common Stock received in the Reverse Stock Split generally will equal such holder’s aggregate tax basis in our Common Stock surrendered in the Reverse Stock Split reduced by any amount allocable to a fractional share of post-Reverse Stock Split Common Stock for which cash is received.  The holding period for the shares of our Common Stock received in the Reverse Stock Split generally will include the holding period for the shares of our Common Stock surrendered in the Reverse Stock Split.

Cash received in lieu of fractional shares

A U.S. holder that receives cash in lieu of a fractional share of Common Stock in the Reverse Stock Split generally will be treated as having received such fractional shares and then as having received such cash in redemption of such fractional shares.  A U.S. holder generally will recognize gain or loss measured by the difference between the amount of cash received and the portion of the basis of the pre-Reverse Stock Split Common Stock allocable to such fractional shares.  Such gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period in our Common Stock exchanged therefore was greater than one year as of the date of the exchange.  The deductibility of capital losses is subject to limitations.

Backup Withholding

Certain U.S. holders may be subject to 28% backup withholding tax on any cash received in the Reverse Stock Split in lieu of a fractional share of Common Stock.  Backup withholding will not apply, however, to a U.S. holder that comes within certain exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.  A U.S. holder that does not provide its correct taxpayer identification number may also be subject to penalties imposed by the IRS.  Backup withholding is not an additional tax.  Any amount paid as backup withholding will be allowed as a refund or credit against the U.S. holder’s federal income tax liability, provided the required information is timely furnished to the IRS.

The Board of Directors recommends a vote “FOR” Proposal Three to approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our Common Stock at an exchange ratio in the range of 1-for-1 to 1-for-2, such ratio to be determined by the Board of Directors, at any time prior to the one year anniversary of the Annual Meeting, the implementation and timing of which shall be subject to the discretion of the Board of Directors.

X.  PROPOSAL FOUR – RATIFICATION OF
INDEPENDENT AUDITORS

On July 6, 2011, in connection with the selection of KPMG LLP (“KPMG”) as our independent registered public accounting firm, the Audit Committee notified Tabriztchi & Co., CPA, P.C. (“Tabriztchi”) that it had determined to dismiss Tabriztchi as the Company’s independent registered public accounting firm.  The reports of Tabriztchi on the Company’s consolidated financial statements as of and for the years ended March 31, 2011 and 2010, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal years ended March 31, 2011 and March 31, 2010, and through July 6, 2011, there were no disagreements between the Company and Tabriztchi on any matter of accounting principle or practice, financial statement disclosure, or auditing scope of procedure that, if not resolved to Tabriztchi’s satisfaction, would have caused it to make reference in connection with their audit report to the subject matter of the disagreements, or “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Audit Committee has recommended that the stockholders vote for ratification of the appointment of KPMG as our independent registered public accounting firm.  A representative of KPMG is expected to be present at the Annual Meeting and will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

Neither the Company’s bylaws nor other governing documents or laws require stockholder ratification of the appointment of KPMG as the Company’s independent registered public accounting firm.  However, the Audit Committee is submitting the appointment of KPMG to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain that firm.  Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

The affirmative vote of the majority of the votes represented by the holders of shares present in person or represented by proxy and entitled to vote at the Meeting will be required to ratify the appointment of KPMG.

The Board of Directors recommends a vote “FOR” Proposal Four.

XI.  AUDIT COMMITTEE REPORT

The Audit Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent we incorporate such Report by specific reference.

The Audit Committee of the Board of Directors has:

•	Reviewed and discussed the audited financial statements with management;

•	Discussed with Tabriztchi, our independent public accountants for the fiscal year ended March 31, 2011, the matters required to be discussed by the Statement on Auditing Standards No. 61; and

•	Received the written disclosures and the letter from Tabriztchi as required by Independence Standards Board Standard No. 1, and has discussed its independence with Tabriztchi.

In reliance upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2011.

The Audit Committee
Michael R. Holly, Chairman
Leonard A. Anthony
Louis A. Winoski

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

Audit Fees

The following is a summary of fees for professional services rendered by Tabriztchi, our independent registered public accounting firm for the years ended March 31, 2011 and 2010:

	Year ended March 31,
	2011	2010
Audit fees	$91,555	$85,171
Audit related fees	7,000	7,000
Tax fees	9,287	12,543
All other fees	-0-	-0-
Total	$107,842	$104,714

Audit fees.  Audit fees represent fees for professional services performed by Tabriztchi for the audit of our annual financial statements and the review of our quarterly financial statements, as well as services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-related fees.  Audit-related fees represent fees for assurance and related services performed by Tabriztchi that are reasonably related to the performance of the audit or review of our financial statements.  These services include services related to the annual audit of the Company’s 401(k) savings plan and consultation with respect to financial reporting and accounting standards.

Tax fees.  Tax fees represent fees for tax compliance services performed by Tabriztchi.  During the year ended March 31, 2010, Tabriztchi provided support services related to an IRS audit.

All other fees.  There were no other fees paid to Tabriztchi for the year ended March 31, 2011.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services.  The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.  The audit committee may also pre-approve particular services on a case-by-case basis.  All services were pre-approved by the audit committee.

XII.  OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, requires our directors, executive officers and persons who own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities.  To our knowledge, during the fiscal year ended March 31, 2011, all reports required to be filed pursuant to Section 16(a) were filed on a timely basis, except for the following: (i) Mr. Stanley Youtt failed to timely file Forms 4 reporting sales consummated on November 9, 2010 and November 24, 2010; (ii) Mr. Richard Fitzgerald failed to timely file a Form 4 reporting the acquisition of stock options on August 4, 2010; (iii) Mr. James S. Molinaro failed to timely file a Form 3 reporting his beneficial ownership of our common stock as of July 21, 2010 (the date he joined us as chief executive officer) and a Form 4 reporting his acquisition of stock options on August 4, 2010; (iv) Mr. Andrew A. Levy failed to timely file Forms 4 reporting sales consummated on August 30, 2010 and March 15, 2011; (v) Mr. Louis A. Winoski failed to timely file a Form 4 reporting the exercise of options and corresponding sale of common stock consummated on February 28, 2011; and (vi) Mr. James G. Reindl, formerly a beneficial owner of more than 10% of our common stock, failed to timely file a Form 4 reporting a sale consummated on March 9, 2011.

Stockholder Proposals for the 2012 Annual Meeting

Stockholders may nominate director candidates and make proposals to be considered at the 2012 Annual Meeting.  In accordance with our bylaws, any stockholder nominations of one or more candidates for election as directors at the 2012 Annual Meeting or any other proposal for consideration at the 2012 Annual Meeting must be received by us at the address set forth below, together with certain information specified in our bylaws between June 15, 2012 and July 17, 2012.

In addition to being able to present proposals for consideration at the 2012 Annual Meeting, stockholders may also be able to have their proposals included in our proxy statement and form of proxy for the 2012 Annual Meeting.  In order to have a stockholder proposal included in the proxy statement and form of proxy, the proposal must be delivered to us at the address set forth below not later than April 24, 2012, and the stockholder must otherwise comply with applicable SEC requirements and our bylaws.  If the stockholder complies with these requirements for inclusion of a proposal in our proxy statement and form of proxy, the stockholder need not comply with the notice requirements described in the preceding paragraph.

The form of proxy issued with our 2012 proxy statement will confer discretionary authority to vote for or against any proposal made by a stockholder at our 2012 Annual Meeting and which is not included in our proxy statement.  However, such discretionary authority may not be exercised if the stockholder proponent has given to our Secretary notice of such proposal between June 15, 2012 and July 17, 2012 and certain other conditions provided for in the SEC’s rules have been satisfied.

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to the Secretary of TechPrecision and all notices and nominations referred to above must be sent to the corporate offices of TechPrecision, at the following address: TechPrecision Corporation., 3477 Corporate Parkway, Suite 140, Center Valley, Pennsylvania 18034, Attention: Richard F. Fitzgerald, Chief Financial Officer.

Expenses Relating to this Proxy Solicitation

We will pay all expenses relating to this proxy solicitation.  In addition to this solicitation by mail, our officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity.  We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of our stock and obtaining the proxies of those owners.  We regularly retain the services of Hayden IR to assist with our investor relations and other stockholder communications issues.  Hayden IR may assist in the solicitation of proxies but will not receive any additional compensation for these services.  In addition, proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, facsimile, electronic transmission and by mail.  None of these persons will receive any extra compensation for doing this.

Richard F. Fitzgerald
Chief Financial Officer

Appendix A

AMENDMENT 2011-1
TO
TECHPRECISION CORPORATION
2006 LONG-TERM INCENTIVE PLAN

This AMENDMENT 2011-1 TO TECHPRECISION CORPORATION 2006 LONG-TERM INCENTIVE PLAN (this “Amendment”) of TechPrecision Corporation, a Delaware corporation (the “Corporation”).

BACKGROUND

On July 27, 2011, the Board of Directors of the Corporation adopted resolutions to make certain changes to the Techprecision Corporation 2006 Long-Term Incentive Plan (the “Plan”) pursuant to Section 12(a) thereof; which amendment required only the approval of the Board of Directors of the Corporation.

NOW, THEREFORE, the terms of the Plan are amended as follows:

(1)	Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Plan.

(2)	Amendment to Section 3. The first sentence of Section 3(a) of the Plan shall be and hereby is amended by replacing “three million (3,000,000)” with “three million three hundred thousand (3,300,000).”

(3)
No Other Changes.  Except as set forth in this Amendment, the Plan remains in full force and effect and is hereby ratified and confirmed.  The Plan, as modified by this Amendment, constitutes the entire agreement of the Corporation and the Board of Directors with respect to the subject matter of the Plan and supersedes all other discussions, negotiations and understandings with respect to such subject matter.  Any reference to the Plan from and after the date of this Amendment shall be deemed and construed as meaning the Plan as modified by this Amendment.

(4)	Effective Date. This Amendment shall be effective as of July 27, 2011.

A-1

Appendix B

CERTIFICATE OF AMENDMENT
TO
THE CERTIFICATE OF INCORPORATION
OF
TECHPRECISION CORPORATION

TechPrecision Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST.  Upon the filing and effectiveness (the “Split Effective Time”) pursuant to the DGCL of this Certificate of Amendment to the Certificate of Incorporation, each [      ]1 issued and outstanding shares of the Corporation’s common stock, par value $0.0001 per share, as of the date and time immediately preceding the Split Effective Time (the “Old Shares”), shall automatically be combined into one (1) validly issued, fully paid and non−assessable share of common stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”).  In lieu of any fractional shares to which a holder would otherwise be entitled, the Corporation shall pay cash equal to the product of (i) the closing sale price per share of the common stock as reported by the Over-the-Counter bulletin board on the last trading day preceding the date of the Split Effective Time (the “Split Effective Date”) by (ii) the number of Old Shares held by such holder that would otherwise have been exchanged for such fractional share interests.

SECOND.  Each holder of record of a certificate which immediately prior to the Split Effective Date represents Old Shares (the “Old Certificates”) shall be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate (the “New Certificates”) representing the number of whole shares of common stock into and for which the shares formerly represented by such Old Certificates so surrendered are exchangeable plus a cash payment in place of the fractional share as described above.  From and after the Split Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof.

THIRD.  That a resolution was duly adopted by unanimous written consent of the directors of the Corporation, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth the above mentioned amendment to the Certificate of Incorporation and declaring said amendment to be advisable.

FOURTH.  That this amendment was duly authorized by the holders of a majority of the voting stock of the Corporation entitled to vote at a duly authorized meeting of the stockholders of the Corporation.  Said amendment was duly adopted in accordance with the provisions of the General Corporation Law.

IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation has been signed by the Chief Executive Officer of the Corporation this ___ day of ______, 20___.

TECHPRECISION CORPORATION

By:  _____________________________
       James S. Molinaro, Chief Executive Officer

___________________
1 Final split ratio, between 1-for-1 to 1-for-2, to be determined by the Board of Directors pursuant to authority granted by stockholders, as described in the accompanying proxy statement.

B-1

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TECHPRECISION CORPORATION

The undersigned appoints each of James S. Molinaro and Richard F. Fitzgerald as proxy, with the power to appoint his substitute, and authorizes them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of TechPrecision Corporation held of record by the undersigned at the close of business on July 26, 2011 at the Annual Meeting of Stockholders of TechPrecision Corporation to be held on September 15, 2011 or at any adjournment thereof.

The Board of Directors of Techprecision Corporation recommends a vote “FOR” each of the directors nominated pursuant to Proposal 1, and “FOR” Proposals 2, 3 and 4:

	For all nominees listed to the left	Withhold Authority to vote (except as marked to the contrary for all nominees listed to the left)
1. Election of Directors	☐	☐
(01) Philip A. Dur
(02) Michael R. Holly
(03) Andrew A. Levy
(04) James S. Molinaro
(05) Louis A. Winoski
(06) Leonard M. Anthony

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

	For	Against	Abstain
2. Approve an amendment to increase the number of authorized shares under our 2006 Long-Term Incentive Plan.	☐	☐	☐

	For	Against	Abstain
3. Approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our outstanding common stock at an exchange ratio of up to 1−for−2, at any time prior to the one year anniversary of our 2011 annual meeting of stockholders, the implementation and timing of which shall be subject to the discretion of our Board of Directors.
	☐	☐	☐

	For	Against	Abstain
4. Approve ratification of appointment of KPMG, LLP as the Company’s independent registered public accounting firm for the fiscal year ending on March 31, 2012.	☐	☐	☐

Please date and sign our Proxy on the reverse side and return it promptly.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED.  IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SIX NOMINEES TO THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3 AND 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON NAMED AS PROXY HEREIN, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Signature
Signature	Date , 2011

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.